EXHIBIT 10.15(B)


                     FIRST AMENDMENT TO MANAGEMENT AGREEMENT


         THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT ("Amendment"), is being made effective the 14th day of May, 2003 (the "Effective Date"), by and between _________________________ (the "Owner") and ______________________ (the
"Manager").

                        RECITALS AND SUMMARY OF CHANGES:

         Pursuant to that Management Agreement dated January 1, 2002, between Owner and Manager (the "Management Agreement"), Manager is providing for the management and operation of Owner's AmeriSuites hotel located at _____________________________________ (the "Hotel"). The parties now wish to enter into this Amendment to evidence their agreement to amend certain provisions of the Management Agreement as set forth herein accordingly, which amendments among other things will provide the following:

A. The Expiration Date of the Agreement is extended to _____________.

B. Effective ___________, Manager's obligation to make payment of the Owner's Return is eliminated.

C. Effective ____________, Manager is entitled to receive a Base Management Fee of 2% of Gross Revenues and an Incentive Management Fee of 1% of Gross Revenues.

D. Owner's right to terminate the Management Agreement is limited to certain circumstances.

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and legal sufficiency of all of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments. Effective as of the Effective Date, Owner and Manager hereby agree to amend the Management Agreement as follows:

(a) Section 12.01(I) is deleted in its entirety and replaced with the following:

          Manager shall fail at any time in any Operating Year to comply with at least one of the following: (i) have a tangible net Worth, calculated in accordance with GAAP, in an amount equal to or in excess of an amount equal to twenty percent (20%) of the aggregate estimated Owner's Return for such Operating Year (as specified in the Annual Plan for such Operating Year) under this Agreement and any other Affiliated Management Agreements under which Manager or its Affiliate is the manager, or (ii) provide the Security Deposit described in
          Section 12.02 below.

(b) The final paragraph of Section 12.01 beginning "then" and ending "Cross Default Pool" is deleted in its entirety and replaced with the following:

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          then, in any such event, Owner will be entitled to seek money damages arising out of Manager's Event of Default. Notwithstanding anything in this Agreement to the contrary, Owner shall have no right to terminate this Agreement for any reason other than for Events of Default under Sections 12.01, (A), (B), (D), (E), (F), (G) and (I), in which event the Owner may terminate this Agreement and damages provided for in
          Section 12.05 shall apply; provided, however Owner shall have the right to terminate this Agreement under Section 12.01(A) if and only if the owner under an Affiliated Management Agreement due to a default thereunder has the right to terminate an Affiliated Management Agreement. Owner acknowledges that each of the Affiliated Management Agreements contains the same limitations on termination contained in this Agreement.

(c) Section 13.01 is deleted in its entirety.

(d) Section 13.02 is deleted in its entirety.

2. Extension of Term. Owner and Manager hereby agree that The Expiration Date of the Agreement, which is currently set for _____________, is extended to
_____________.

3. Extension Term Amendments. Beginning as of ___________, the Management Agreement shall be further amended as follows:

(a) Section 6.01 of the Management Agreement shall be deleted in its entirety and replaced with the following:

6.01     Management Fees.

                           For each Operating Year, Manager is entitled to a Management Fee equal to two percent (2%) of the Gross Revenues for such Operating Year (the "Base Management Fee"), plus (ii) one percent (1%) of the Gross Revenues for such Operating Year to the extent Manager has met the following performance standards with respect to the Hotel (the "Incentive Management Fee"). An Incentive Management Fee of 1% of the Gross Revenue is earned when Gross Operating Profit with respect to the current Operating Year for which the incentive Management Fee is being paid exceeds by 5% the Gross Operating Profit for the prior Operating Year. In the event that the current Operating Year is less than a full year, the Gross Operating Profit for the prior year and the current Operating Year can be compared on an equitable basis in calculating the



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         Incentive Management Fee for the first Operating Year. For example, if the first Operating Year is nine (9) months, 75% of the Gross Operating Profit for the prior Operating Year will be used in calculating the Incentive Management Fee. For purposes of this Agreement, the Base Management Fee and the Incentive Management Fee shall be collectively referred to as the "Management Fees". The Management Fees will be calculated with respect to each separate, full or partial Operating Year during the term of this Agreement.

(b) Section 7.01(F) of the Management Agreement shall be deleted in its entirety and replaced with the following:

                   (F) Payment of the Management Fees; and

                   (G) The balance to Owner.

(c) Section 12.01(B) and (I) shall be deleted in their entirety.

(d) Section 12.02 shall be deleted in its entirety.

(e) The definitions contained in Sections 14.23, 14.24, 14.26, 14.33, 14.34 and
14.37 shall all be deleted in their entirety.

(f) A new definition shall be added to Article 14 as follows:

           "Management Fees" has the meaning contained in Section 6.01.

4. Conforming Amendments. The terms of this Amendment shall control if there is any conflict between any term of this Amendment and any term of the Management Agreement. Each term of the Management Agreement hereby is amended as required to conform to the terms of this Amendment, whether or not such term of the Management Agreement is identified or expressly amended in this Amendment.

5. Definitions. Unless otherwise defined herein, capitalized terms contained in this Amendment shall have those same meanings assigned to such terms in the Management Agreement.

6. Execution. This Amendment may be executed by the parties in any number of counterparts, each of which shall be deemed an original.

7. No Further Amendments. Other than with respect to those amendments set forth herein, including the conforming amendments under paragraph 4, above, the Management Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties.

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         IN WITNESS WHEREOF, the parties executed this Amendment to be made effective on the Effective Date.

                               OWNER:




                               By:
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                               Name:
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                               Title:
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                               MANAGER:




                               By:
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                               Name:
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                               Title:
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